Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contacts:

Carol Raeburn, Investor Relations, phone: 510-572-4450, e-mail: carol.raeburn@lamresearch.com

Lam Research Corporation Reports Financial Results for the Quarter Ended June 29, 2014

FREMONT, Calif., July 30, 2014 - Lam Research Corp. (NASDAQ: LRCX) today announced financial results for the quarter ended June 29, 2014.

Highlights for the June 2014 quarter were as follows:

•	Revenue of $1,249 million, up 2% from the prior quarter

•	GAAP gross margin of 44.6%, GAAP operating margin of 17.3% and GAAP diluted EPS of $1.35

•	Non-GAAP gross margin of 46.4%, non-GAAP operating margin of 20.6%, and non-GAAP diluted EPS of $1.25

Financial Highlights for the Quarters Ended June 29, 2014 and March 30, 2014

(in thousands, except per-share data and percentages)

U.S. GAAP
	June 2014	March 2014	Change Q/Q
Revenue	$1,248,797	$1,227,392	+2%
Gross margin as percentage of revenue	44.6%	43.2%	+140 bps
Operating margin as percentage of revenue	17.3%	15.6%	+170 bps
Diluted EPS	$1.35	$0.96	+41%

Non-GAAP
	June 2014	March 2014	Change Q/Q
Revenue	$1,248,797	$1,227,392	+2%
Gross margin as percentage of revenue	46.4%	45.5%	+90 bps
Operating margin as percentage of revenue	20.6%	20.2%	+40 bps
Diluted EPS	$1.25	$1.26	-1%

GAAP Financial Results

Revenue for the period was $1,249 million, gross margin was $557.0 million, or 44.6% of revenue, operating expenses were $341.2 million, operating margin was 17.3% of revenue, and net income was $233.4 million, or $1.35 per diluted share on a GAAP basis. This compares to revenue of $1,227 million, gross margin of $530.8 million, or 43.2% of revenue, operating expenses of $338.9 million, operating margin of 15.6% of revenue, and net income of $164.4 million, or $0.96 per diluted share, for the March 2014 quarter. Our June 2014 results benefited from an $83 million gain on sale of non-essential real estate.

Non-GAAP Financial Results

Non-GAAP gross margin was $579.9 million or 46.4% of revenue, non-GAAP operating expenses were $322.2 million, non-GAAP operating margin was 20.6% of revenue, and non-GAAP net income was $217.2 million, or $1.25 per diluted share. This compares to non-GAAP gross margin of $558.9 million or 45.5% of revenue, non-GAAP operating expenses of $311.0 million, non-GAAP operating margin of 20.2% of revenue, and non-GAAP net income of $216.4 million, or $1.26 per diluted share for the March 2014 quarter.

“Lam’s June quarter and fiscal year results demonstrate strong execution of our growth strategy during a transformative period for the Company,” stated Martin Anstice, Lam Research’s president and chief executive officer. “Fiscal year results included record revenues in each successive quarter and operating income more than doubled year-over-year. Central to our financial and operational outperformance is our close collaboration with our customers in addressing the technical and economic challenges of scaling. We believe these efforts provide opportunities to build upon this foundation with market growth and share gains at the key inflections that will drive wafer fab equipment investment for the foreseeable future.”

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Balance Sheet and Cash Flow Results

Cash and cash equivalents, short-term investments, and restricted cash and investment balances increased to $3.2 billion at the end of the June 2014 quarter compared to $2.9 billion at the end of the March 2014 quarter. This increase was primarily the result of approximately $246 million in cash flows from operating activities and approximately $135 million of cash proceeds on sale of assets during the June 2014 quarter and was partially offset by approximately $42 million of capital expenditures and approximately $40 million of stock repurchases.

Deferred revenue and deferred profit balances at the end of the June 2014 quarter decreased to $361.6 million and $235.9 million, respectively, as compared to $431.5 million and $257.3 million, respectively, at the end of the March 2014 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $34.0 million as of June 29, 2014.

Geographic Distribution

The geographic distribution of shipments and revenue during the June 2014 quarter is shown in the following table:

Region	Shipments	Revenue
United States	23%	18%
Europe	7%	6%
Japan	14%	14%
Korea	25%	28%
Taiwan	18%	20%
Southeast Asia	4%	3%
China	9%	11%

Outlook

For the September 2014 quarter, Lam is providing the following guidance:

	GAAP	Reconciling Items	Non-GAAP
Shipments	$1.11 Billion +/- $50 Million	—	$1.11 Billion +/- $50 Million
Revenue	$1.15 Billion +/- $50 Million	—	$1.15 Billion +/- $50 Million
Gross margin	43.7% +/- 1%	$21 Million	45.5% +/- 1%
Operating margin	14.3% +/- 1%	$37 Million	17.5% +/- 1%
Earnings per share	$0.71 +/- $0.07	$38 Million	$0.92 +/- $0.07
Diluted share count	177 Million		177 Million

The information provided above is only an estimate of what the Company believes is realizable as of the date of this release. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross margin - amortization related to intangible assets acquired in the Novellus transaction, $21 million.

•	Operating margin - amortization related to intangible assets acquired in the Novellus transaction, $37 million.

•	Earnings per share - amortization related to intangible assets acquired in the Novellus transaction, $37 million; the amortization of convertible note discounts, $8 million; and the associated tax benefit for non-GAAP items ($7) million, totaling $38 million.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the June 2014 and March 2014 quarters exclude rationalization of certain product configurations, amortization related to intangible assets acquired in the Novellus transaction, the amortization of convertible note discounts, and tax expense (benefit) of non-GAAP items. Additionally, the June 2014 quarter non-GAAP results exclude the release of acquisition-related inventory fair value impacts, restructuring charges, cost associated with the disposition of business, gain on sale of real estate, and tax benefit on successful resolution of certain tax matters. The March 2014 quarter non-GAAP results also exclude the impairment of a long-lived asset and expenses associated with the synthetic lease impairment.

Management uses non-GAAP gross margin, operating income, operating expenses, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s web site at http://investor.lamresearch.com .

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Lam Announces Financial Results for the June 2014 Quarter

Caution Regarding Forward-Looking Statements

Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to, the anticipated revenue from shipments to Japanese customers, our ability to continue to successfully execute our growth strategy during transformative periods, our ability to continue to successfully collaborate closely with customers, our ability to address the technical and economic challenges of scaling, our ability to achieve market growth and share gains at key inflections, our ability to obtain and maintain market share in wafer fab equipment investment, our ability to deliver growth and value for our customers and our shareholders, and our guidance for shipments, revenue, gross margin, operating margin, and earnings per share. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy; the strength of the financial performance of our existing and prospective customers; the introduction of new and innovative technologies; the occurrence and pace of technology transitions and conversions; the actions of our competitors, consumers, semiconductor companies and key suppliers and subcontractors; and the success of research and development and sales and marketing programs. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 30, 2013 and Forms 10-Q for the three months ended September 29, 2013, December 29, 2013 and March 30, 2014. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

About Lam Research

Lam Research Corp. (NASDAQ:LRCX) is a trusted global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam’s broad portfolio of market-leading etch, deposition, strip, and wafer cleaning solutions help customers achieve success on the wafer by enabling device features that are 1,000 times smaller than a grain of sand, resulting in smaller, faster, and more power-efficient chips. Through collaboration, continuous innovation and delivering on commitments, Lam is transforming atomic-scale engineering and enabling our customers to shape the future of technology. Based in Fremont, Calif., Lam Research is an S&P 500 ® company whose common stock trades on the NASDAQ Global Select Market under the symbol LRCX. For more information, please visit http://www.lamresearch.com.

Consolidated Financial Tables Follow.

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Lam Announces Financial Results for the June 2014 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
Revenue	$1,248,797	$1,227,392	$986,214	$4,607,309	$3,598,916
Cost of goods sold	691,761	696,594	572,287	2,599,828	2,195,857
Gross margin	557,036	530,798	413,927	2,007,481	1,403,059
Gross margin as a percent of revenue	44.6%	43.2%	42.0%	43.6%	39.0%
Research and development	185,449	185,978	180,220	716,471	683,688
Selling, general and administrative	155,737	152,883	147,209	613,341	601,300

Total operating expenses	341,186	338,861	327,429	1,329,812	1,284,988

Operating income	215,850	191,937	86,498	677,669	118,071
Operating margin as a percent of revenue	17.3%	15.6%	8.8%	14.7%	3.3%
Gain on sale of real estate	83,090	—	—	83,090	—
Other expense, net	(9,442)	(9,855)	(12,251)	(37,396)	(51,413)

Income (loss) before income taxes	289,498	182,082	74,247	723,363	66,658
Income tax expense (benefit)	56,103	17,686	(11,460)	91,074	(47,221)

Net income	$233,395	$164,396	$85,707	$632,289	$113,879

Net income per share:
Basic net income per share	$1.44	$1.01	$0.53	$3.84	$0.67

Diluted net income per share	$1.35	$0.96	$0.50	$3.62	$0.66

Number of shares used in per share calculations:
Basic	162,215	162,238	162,520	164,741	168,932

Diluted	173,345	171,636	169,722	174,503	173,430

Cash dividend declared per share	$0.18	$—	$—	$0.18	$—

(1)	Derived from audited financial statements

Lam Announces Financial Results for the June 2014 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 29, 2014	March 30, 2014	June 30, 2013
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$1,452,677	$1,292,301	$1,162,473
Short-term investments	1,612,967	1,462,171	1,334,745
Accounts receivable, net	800,616	818,390	602,624
Inventories	740,503	717,356	559,317
Other current assets	176,899	157,131	134,670

Total current assets	4,783,662	4,447,349	3,793,829
Property and equipment, net	543,496	552,591	603,910
Restricted cash and investments	146,492	143,914	166,536
Goodwill and intangible assets	2,360,303	2,408,913	2,526,541
Other assets	159,353	154,600	159,499

Total assets	$7,993,306	$7,707,367	$7,250,315

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$1,582,001	$1,542,705	$1,404,475

Long-term debt and capital leases	$817,202	$810,688	$789,256
Income taxes payable	258,357	251,080	246,479
Other long-term liabilities	122,662	111,346	134,313

Total liabilities	$2,780,222	$2,715,819	$2,574,523

Senior convertible notes	183,349	184,256	186,920
Stockholders’ equity (2)	5,029,735	4,807,292	4,488,872

Total liabilities and stockholders’ equity	$7,993,306	$7,707,367	$7,250,315

(1)	Derived from audited financial statements
(2)	Common shares issued and outstanding were 162,350 as of June 29, 2014, 161,988 shares as of March 30, 2014, and 162,873 shares as of June 30, 2013.

Lam Announces Financial Results for the June 2014 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended			Twelve Months Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$233,395	$164,396	$85,707	$632,289	$113,879
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,115	73,256	76,051	292,254	304,116
Deferred income taxes	(4,104)	(816)	(22,884)	7,537	(70,155)
Impairment of long-lived assets	—	4,000	—	11,632	—
Equity-based compensation expense	33,085	24,334	25,241	103,700	99,330
Impairment of investment	—	—	—	—	3,711
Income tax benefit on equity-based compensation plans	6,269	(296)	364	5,973	(483)
Excess tax benefit on equity-based compensation plans	(6,361)	296	(364)	(6,065)	539
Amortization of convertible note discount	8,411	8,313	8,028	33,063	31,558
Gain on sale of real estate	(83,090)	—	—	(83,090)	—
Other, net	8,241	2,741	5,342	12,669	37,201
Changes in operating asset and liabilities:	(21,070)	13,986	(2,497)	(292,913)	200,237

Net cash provided by operating activities	245,891	290,210	174,988	717,049	719,933

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(41,764)	(41,638)	(43,140)	(145,503)	(160,795)
Cash paid for business acquisition	(11,839)	—	(800)	(30,227)	(9,916)
Net purchases of available-for-sale securities	(155,035)	(82,744)	(6,442)	(283,966)	(58,405)
(Issuance) repayments of notes receivable	—	—	(10,000)	10,000	(10,000)
Proceeds from sale of assets	134,762	—	—	156,397	660
Transfer of restricted cash and investments	(637)	28,572	(328)	28,085	(181)

Net cash used for investing activities	(74,513)	(95,810)	(60,710)	(265,214)	(238,637)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(739)	(112)	(698)	(1,658)	(2,234)
Excess tax benefit on equity-based compensation plans	6,361	(296)	364	6,065	(539)
Treasury stock purchases	(40,249)	(52,415)	(2,275)	(244,859)	(955,661)
Reissuances of treasury stock related to employee stock purchase plan	14,597	13,210	12,846	42,926	31,265
Proceeds from issuance of common stock	8,657	5,111	16,713	34,791	39,379

Net cash provided by (used for) financing activities	(11,373)	(34,502)	26,950	(162,735)	(887,790)

Effect of exchange rate changes on cash	371	(152)	2,136	1,104	4,215
Net increase (decrease) in cash and cash equivalents	160,376	159,746	143,364	290,204	(402,279)
Cash and cash equivalents at beginning of period	1,292,301	1,132,555	1,019,109	1,162,473	1,564,752

Cash and cash equivalents at end of period	$1,452,677	$1,292,301	$1,162,473	$1,452,677	$1,162,473

(1)	Derived from audited financial statements

Lam Announces Financial Results for the June 2014 Quarter

Non-GAAP Financial Summary

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	June 29, 2014	March 30, 2014
Revenue	$1,248,797	$1,227,392
Gross margin	$579,888	$558,881
Gross margin as percentage of revenue	46.4%	45.5%
Operating expenses	$322,155	$311,046
Operating income	$257,733	$247,835
Operating margin as a percentage of revenue	20.6%	20.2%
Net income	$217,228	$216,384
Net income per diluted share	$1.25	$1.26
Shares used in per share calculation - diluted	173,345	171,636

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	June 29, 2014	March 30, 2014
U.S. GAAP net income	$233,395	$164,396
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,685	21,670
Costs associated with rationalization of certain product configurations - cost of goods sold	—	4,855
Acquisition-related inventory fair value impact - cost of goods sold	1,167	—
Synthetic lease impairment - cost of goods sold	—	1,558
Amortization related to intangible assets acquired in Novellus transaction - operating expenses	16,547	16,537
Restructuring charges - operating expenses	295	—
Costs associated with rationalization of certain product configurations - operating expenses	1,086	1,922
Cost associated with disposition of business - operating expense	1,103	—
Impairment of long lived asset - operating expense	—	4,000
Synthetic lease impairment - operating expense	—	5,356
Amortization of convertible note discount, Lam notes - other expense, net	7,504	7,416
Amortization of convertible note discount, Novellus assumed notes - other expense, net	763	999
Gain on sale of real estate	(83,090)	—
Net tax expense (benefit) on non-GAAP items	17,075	(12,325)
Net income tax benefit on successful resolution of certain tax matters	(302)	—

Non-GAAP net income	$217,228	$216,384

Non-GAAP net income per diluted share	$1.25	$1.26

Number of shares used for diluted per share calculation	173,345	171,636

Lam Announces Financial Results for the June 2014 Quarter

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income

(in thousands, except percentages)

(unaudited)

	Three Months Ended	Three Months Ended
	June 29, 2014	March 30, 2014
U.S. GAAP gross margin	$557,036	$530,798
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,685	21,670
Costs associated with rationalization of certain product configurations - cost of goods sold	—	4,855
Acquisition-related inventory fair value impact - cost of goods sold	1,167	—
Synthetic lease impairment - cost of goods sold	—	1,558

Non-GAAP gross margin	$579,888	$558,881

U.S. GAAP gross margin as a percentage of revenue	44.6%	43.2%
Non-GAAP gross margin as a percentage of revenue	46.4%	45.5%
U.S. GAAP operating expenses	$341,186	$338,861
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - operating expenses	(16,547)	(16,537)
Restructuring charges - operating expenses	(295)	—
Costs associated with rationalization of certain product configurations - operating expenses	(1,086)	(1,922)
Cost associated with disposition of business - operating expense	(1,103)	—
Impairment of long lived asset - operating expense	—	(4,000)
Synthetic lease impairment - operating expense	—	(5,356)

Non-GAAP operating expenses	$322,155	$311,046

Non-GAAP operating income	$257,733	$247,835

Non-GAAP operating margin as a percent of revenue	20.6%	20.2%